Exhibit 4.4




                               ARTICLES OF ORGANIZATION
                                          of
                                CONAGRA CAPITAL, L.C.


          The undersigned Organizer of a limited liability company organized under the Iowa Limited Liability Company Act, Chapter 490A, Code of Iowa, does hereby adopt the following Articles of Organization for such limited liability company.

                                      ARTICLE I
                        NAME OF THE LIMITED LIABILITY COMPANY

          The  name  of the  limited  liability  company shall  be  CONAGRA
          CAPITAL, L.C.

                                      ARTICLE II
                      INTERESTS OF THE LIMITED LIABILITY COMPANY

          The membership interests of the limited liability company shall be divided into two classes: (i) Series Preferred Membership Interests ("Preferred Interests") and (ii) Common Membership Interests ("Common Interests"). Members holding Preferred Interests shall be referred to as "Preferred Members" and members holding Common Interests shall be referred to as "Common Members". Common Interests shall be non-assignable and non-transferable without the unanimous consent of the Preferred Members. Preferred Interests shall be freely assignable and transferable. The Common Members shall have unlimited liability for the debts, obligations, and liabilities of the limited liability company, whether arising in contract, tort or otherwise, and shall be obligated personally for all such debts, obligations and liabilities of the limited liability company, in the same way and to the same extent as if the limited liability company were a partnership under the Iowa Uniform Partnership Act, Chapter 486 of the Code of Iowa, of which the Common Members were the general partners.

                                     ARTICLE III
                        REGISTERED OFFICE AND REGISTERED AGENT

          The address of the initial registered office of the limited liability company is 729 Insurance Exchange Building, Des Moines, Iowa 50309. The initial registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                      ARTICLE IV
                                   PRINCIPAL OFFICE















          The address of the initial principal office of the limited liability company is One ConAgra Drive, Omaha, Nebraska, 68102-5001.

                                      ARTICLE V
                                  PERIOD OF DURATION

          The limited liability company's existence shall commence upon the acceptance of these Articles of Organization by the Secretary of State of Iowa for filing and shall continue until May 15, 2094, unless sooner dissolved pursuant to the terms of its operating agreement, or as otherwise provided by law.

                                      ARTICLE VI
                             WRITTEN OPERATING AGREEMENT

          Any operating agreement entered into by the members of the limited liability company, and any amendments or restatements thereof, shall be in writing. No oral agreement among any of the members of the limited liability company shall be deemed or construed to constitute any portion of, or otherwise affect the interpretation of, any written operating agreement of the limited liability company, as amended and in existence from time to time. Except as otherwise provided in the operating agreement, all members of the limited liability company shall be bound by the terms of the operating agreement as executed by the initial Common Members of the limited liability company, as the same may be amended from time to time in accordance with the operating agreement.


                                     ARTICLE VII
                                      MANAGEMENT

          The business and affairs of the limited liability company shall be governed by the Common Members who shall be designated the "Managing Members". Other than as explicitly set forth in the operating agreement, the actions of a Preferred Member or any other person (other than the Common Members) shall not bind the limited liability company.



                                     ARTICLE VIII
                     LIMITATION OF LIABILITY OF MANAGING MEMBERS

          The Managing Members of the limited liability company shall not be liable to the limited liability company or its members for monetary damages for breach of fiduciary duty as a Managing Member; provided, however, that this limitation of liability does not apply to any of the following:

          1. Breach of the Managing Member's duty of loyalty to the limited liability company or its members.














          2. Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

          3. Transactions from which the Managing Member derives an improper personal benefit or a wrongful distribution in violation of Iowa Code Section 490A.807.

          IN WITNESS WHEREOF, the aforesaid organizer has caused the execution of the foregoing Articles of Organization on this 10th day of March, 1994.


                                   /s/ J. Marc Ward
                                   ____________________________________
                                   J. Marc Ward,
                                   Organizer of CONAGRA CAPITAL, L.C.





                                ARTICLES OF CORRECTION
                                          of
                                CONAGRA CAPITAL, L.C.

          The undersigned Organizer of a limited liability company organized under the Iowa Limited Liability Company Act, Chapter 490A, Code of Iowa, does hereby adopt the following Articles of Correction for such limited liability company correcting an incorrect statement contained in Article II of the Articles of Organization, filed March 10, 1994, a copy of which is attached hereto. A sentence in Article II incorrectly stated that the Common Interests of the limited liability company were assignable and transferable upon the unanimous consent of the Preferred Members. Article II of the Articles of Organization of the limited liability company is hereby corrected and superseded by the following:

          ARTICLE II
          INTERESTS OF THE LIMITED LIABILITY COMPANY

          The membership interests of the limited liability company shall be divided into two classes: (i) Series Preferred Membership
          Interests  ("Preferred  Interests")  and  (ii) Common  Membership
          Interests ("Common Interests"). Members holding Preferred Interests shall be referred to as "Preferred Members" and members holding Common Interests shall be referred to as "Common Members". Common Interests shall be non-assignable and non-transferable. Preferred Interests shall be freely assignable and transferable. The Common Members shall have unlimited liability for the debts, obligations, and liabilities of the limited liability company, whether arising in contract, tort or otherwise, and shall be obligated personally for all such debts, obligations and liabilities of the limited liability company, in the same way and to the same extent as if the limited liability company were a partnership under the Iowa Uniform Partnership Act, Chapter 486 of the Code of Iowa, of which the Common Members were the general partners.

          All other provisions of the Articles of Organization of the limited liability company remain in full force and effect.

          IN WITNESS WHEREOF, the aforesaid organizer has caused the execution of the foregoing Articles of Correction on this 11th day of March, 1994.

                                        /s/ J. Marc Ward

          ____________________________________
                                        J. Marc Ward,
                                        Organizer of CONAGRA CAPITAL, L.C.